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                                                                EXHIBIT 10.38


                              EMPLOYMENT AGREEMENT

        This Employment Agreement is made and entered into this 15th day of October, 1996, by and between Dove Audio, Inc., a California corporation ("Company" or "Dove"), and Steven Soloway ("Employee").

        Whereas, Company desires to assure that it retains the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of Company are extremely valuable to Company;

        Now, therefore, Company and Employee agree as follows:

1.      Positions and Duties.

        1. The Company hereby employs Employee as Executive Vice-President and General Counsel (or other mutually agreed-upon title(s)) of Company during the term of this Agreement, with powers and duties consistent with such position. Employee shall report solely to the Board of Directors and to the President of the Company. Employee shall, during the term of this Agreement, perform such additional or different duties, and accept the election or appointment to such other offices or positions, as may mutually be agreeable to Employee and Company.

        2. Employee shall devote his full working time and use his best efforts to promote Company's business and welfare. During the term of his employment with Company, Employee will not accept any other employment. Employee shall perform such duties and responsibilities incidental to his employment as may from time to time be requested by Company and shall faithfully observe Company's policies and procedures.

2.      Compensation and Benefits.

        1. Generally; Base Salary. Beginning on the date of this Agreement, during the term of employment, for the services to be rendered by Employee hereunder, Employee shall receive the following compensation and benefits, payable as earned, in the intervals indicated, and prorated for any partial year:

                      i) An annual salary (the "Base Salary"), at the rate of one hundred twenty-five thousand dollars
               ($125,000.00), payable from the period commencing as of

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               the date of commencement of the Term. The Base Salary shall be payable no less frequently than monthly. Company may deduct from each installment of the Base Salary an amount sufficient to cover applicable federal, state and/or local income tax withholdings, old age and survivors and other social security payments, state disability insurance premiums and any other amounts which Company is required to withhold by applicable law. The Base Salary shall be increased by a minimum of ten percent (10%) of the then current Base Salary effective commencing upon each of the first and second anniversaries of commencement of the Term of this Agreement;

                      ii) A stock option grant of 30,000 shares (the "Option Shares") of Dove common stock, pursuant to the Non-Qualified Stock Option Agreement dated as of even date hereof between Dove and Employee substantially in the form of Schedule I hereto (the "Stock Option Agreement"); and

                      iii) An annual bonus, for each year of the Term of this
               Agreement, of at least ten thousand dollars ($10,000.00), payable at the end of each year of the Term, provided, however, that Company shall forthwith advance to Employee, on a non-recoupable and interest free basis, ten thousand dollars ($10,000.00) representing the bonus for the first year of the Term of this Agreement. In addition, Company shall also forthwith pay to Employee the sum of ten thousand dollars ($10,000.00) representing a bonus for Employee's services rendered prior to the commencement of the Term of this Agreement (receipt of which is hereby acknowledged by Employee.)

        2. Fringe Benefits. Employee shall receive the following fringe benefits from the Company during the Term:

                      i) three (3) weeks of paid vacation during each fiscal year of Company (as used in this Paragraph, a "fiscal year" shall be the date which is 12 months following the date of commencement of the Term under this Agreement and each 12-month period thereafter). Any such vacation shall be taken at times in accordance with the vacation policies of Company, or if accrued by Employee and not taken in any fiscal year shall be accrued and carried forward to the subsequent fiscal year;


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                      ii)  payment of the premium payable with respect to the
               health insurance plan provided by Company for its executive officers as from time to time in effect. In addition, Employee shall be named as an additional insured under the Company's Errors and Omissions insurance policy, and shall be permitted during the term hereof, if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health program, pension plan, similar benefit or other fringe benefits of Dove which may be available to executive officers of Company;

                      iii) a monthly, non-reimbursable and non-taxable
               automobile allowance of five hundred dollars($500.00), payable no less frequently than monthly; and

                      iv) reimbursement to Employee for all reasonable costs and expenses he incurs in connection with the performance of his duties and obligations under this Agreement, and which are consistent with the policies of Company for executive officers.


3. Term. The term of this Agreement (the "Term") shall commence on the date hereof and shall terminate upon the first to occur of the following events:

               a)     October   , 1999;

               b) The death or permanent disability of Employee as defined herein;

               c) The discharge of Employee for cause or special cause as defined herein.


4.      Termination.

        a. Termination Due to Disability, etc. The Company may, by written notice to Employee, terminate his employment under the Agreement as of the date of that notice if Employee shall fail or be unable to perform his duties as the result of any physical or mental disability for 180 consecutive days or during any 210 days in any 240-day period (a "Permanent Disability"); Employees's employment under this Agreement shall terminate automatically upon Employee's death or adjudication of


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        incompetency.

        b. Termination for Cause. By complying with the provisions hereof, the Company may terminate Employee's employment under this Agreement for "Cause."

               1) For purposes of this agreement, "Cause" shall mean: (i) fraud, embezzlement or conviction of or the pleading of guilty or no contest to any felony or to any misdemeanor involving dishonesty,
               ii) gross negligence or willful failure of Employee to perform his duties hereunder, (iii) any material uncured breach by Employee of his covenants or obligations under this Agreement, or
               (iv) the occurrence of any matter relating to Employee of the type set forth in Item 401(f) of Regulation S-K promulgated by the Securities and Exchange Commission.

               2) If any one or more of the events enumerated under Section 4(b)(1)above shall occur, the Company shall provide written notice (the "Warning Notice") to Employee of its intention to terminate this Agreement for Cause, the basis of such Cause, and the steps which the Company believes should be taken by the Employee to correct and cure the same. Unless Employee, within 30 days following receipt of the Warning Notice, substantially corrects and cures or initiates steps to correct and cure all matters delineated in the Warning Notice to Dove's reasonable satisfaction or if the matters set forth in the Warning Notice are not reasonably susceptible of being so cured or corrected, the Company may terminate this Agreement so that the Company shall have no further obligation to Employee except as set forth herein, by delivering a notice of termination to Employee, which notice of termination shall be effective as of the date of delivery of such notice; provided however, that Employee shall not be entitled to any notice or opportunity to cure a termination arising as a result of the "Cause" set forth in
               Section 4(b)(1)(i).


        c.     Payments Upon Termination.

               1. In the event Employee is terminated for any reason whatsoever, the Company shall pay to Employee all



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               accrued and unpaid Base Salary, all accrued and unpaid vacation and other accrued and unpaid benefits set forth herein to the date of termination, reimbursement of expenses prior to the date of termination in accordance with the provisions of this Agreement; continued insurance benefits under such circumstances and for such periods of time as are mandated by applicable state or federal law; and such other benefits or entitlements that are deemed to be vested pursuant to the provisions of Employee Retirement Income Security Act of 1974, as from time to time amended, and any regulations promulgated pursuant thereto. Such benefits shall be payable in accordance with the provisions therefor in this Agreement, or with regard to benefits for which no provision is made, promptly following termination of employment.

               2. In the event Employee is terminated by the Company without Cause, then, in addition to the payments due to Employee hereunder, and as Employee's sole and exclusive rights and remedies, the Company shall, for the remainder of the Term, be obligated to continue to provide to the Employee his Base Salary in accordance with the terms hereof, and all Option Shares as defined herein shall automatically vest and be exercisable pursuant to the Stock Option Agreement.

               3. Employee shall have no duty to mitigate the amount of any payment provided for in Section 4(c)(2) by seeking other employment or otherwise, nor shall the amount of any payments provided for in Section 4(c)(2) be reduced by any compensation earned by Employee as the result of employment by Employee with another employer after the date of termination.

5. Confidential Information. Employee acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or its Affiliates (the "Confidential Information") are the property of the Company or such Affiliate. Therefore, Employee agrees that Employee shall not disclose to any unauthorized person or use for Employee's own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a


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        result of Employee's acts or omissions to act or unless such information is required to be disclosed in connection with an administrative or judicial proceeding, provided that in such case, Employee agrees to notify the Company of the Confidential Information to be disclosed sufficiently in advance of such disclosure, and agrees, if requested, to use reasonable efforts to cooperate with the Company or an Affiliate in seeking a protective order for such information. Employee shall deliver to the Company at the termination of the Term, or at any other time the Company or an Affiliate may request, all "documents" and "writings", as defined in the California Evidence Code, and copies thereof, relating to the Confidential Information, work product or the business of Dove, the Company or any Affiliate which Employee may then possess or have under his control. In the event of the breach or a threatened breach by Employee of any of the provisions of this Section, the Company or any of its Affiliates, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). Employee acknowledges and agrees that the covenant under this Section 6 shall apply during the Term and thereafter regardless of the reason for the termination of Employee's employment.


6. Entire Agreement. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements of the parties with respect to the subject matter hereof. This Agreement may not changed or amended except in writing signed by the parties.

7. Governing Law. This Agreement shall be subject to, and be governed by, the laws of the State of California.

8. Assignment. Employee may not assign, transfer or convey this Agreement or any interest therein. This Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by it, in whole but not in part, to and shall be binding upon and inure to the benefit of any successor of the Company, but Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, purchase of assets or otherwise) to all or substantially all of the assets of the Company, by agreement in form and substance reasonably satisfactory to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company


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        would be required to perform it if no such succession had taken place.

               Notwithstanding the foregoing, in the event of any such merger, consolidation, purchase of assets or other transfer, other than to a related company of Company, or the occurrence of any "Event" (as that term is defined in the Company's 1994 Stock Incentive Plan as in effect on the date hereof), then Employee may, at his sole election, by written notice to Company, deem such event to be a Termination without Cause and Company shall comply with all of its obligations under Section 4(c)(2) hereof for the remainder of the Term, or for six months following such written notice by Employee, whichever is longer.

9. Severability. If any provision of this Agreement as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or the validity or enforceability of this Agreement.

10. Waiver. Waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

11. Counterparts. This Agreement shall be executed in a number of identical counterparts, each of which shall be construed as an original for all purposes, but all of which taken together shall constitute one and the same Agreement.

12. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and delivered in person or sent by registered or certified Unites States mail, postage and fees prepaid, to the addresses of the parties set forth below, or such other address as shall be furnished by notice hereunder by any such party:

        THE COMPANY                         DOVE AUDIO, INC.
                                            8955 Beverly Boulevard
                                            West Hollywood, California 90048
                                            Att.:  President

        EMPLOYEE:                           Steven Soloway
                                            5654 Ranchito Avenue
                                            Van Nuys, California 91401




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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    DOVE AUDIO, INC.



                                    By:  /s/ MICHAEL VINER
                                       --------------------------------
                                             Michael Viner



                                    Employee


                                         /s/ STEVEN A. SOLOWAY
                                        --------------------------------
                                             Steven A. Soloway

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